MorganStanley
SmithBarney

CONTROL AGREEMENT

CITIBANK, N.A., Secured Party FBO Energy Recovery Inc

1. This agreement refers to the above-referenced and entitled Account (together with any substitution or replacement thereof, the "Account") custodied by and carried on the books of Citigroup Global Markets Inc. (together with its successors and assigns, the "Securities Intermediary") pursuant to the instructions of the undersigned account holder(s) (jointly and severally if more than one) (the "Account Holder"), to which certain financial assets of the Account Holder are or may be credited. Morgan Stanley Smith Barney LLC (together with its successors and assigns, the "Introducing Broker"), performs certain services as introducing broker in respect of the Account. In addition, the Account Holder acknowledges that **Citibank, N.A.**, the Securities Intermediary and the Introducing Broker are affiliates and the Account Holder has entered into a credit facility with the Secured Party and a control agreement (this "Control Agreement") with the Secured Party, the Securities Intermediary and the Introducing Broker with full knowledge and understanding of the affiliation.

2. The Account Holder, the Securities Intermediary and the Introducing Broker hereby acknowledge and agree that the Account is a cash securities account and is not a delivery versus payment account, a retirement account, a margin account or an account linked to any credit facility.

3. The Account Holder and **Citibank, N.A.** (the "Secured Party") hereby notify the Securities Intermediary and the Introducing Broker that the Account Holder has granted the Secured Party a security interest in the Account, all financial assets and other items therein, all proceeds thereof and distributions in connection therewith, and income received thereon, and any additions thereto (the "Collateral") pursuant to a Loan and Security Agreement dated January 7, 2009, made by the Account Holder and Pump Engineering, Inc. in favor of the Secured Party (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"). The Account Holder represents and warrants to the Secured Party, the Securities Intermediary and the Introducing Broker that no person other than the Secured Party, the Securities Intermediary or the Introducing Broker has a security interest in, lien on or adverse claim against the Account or the Collateral therein, and that it will not attempt to grant such a security interest in or lien on the Account or the Collateral therein without the written authorization of the Secured Party, the Securities Intermediary and the Introducing Broker. Each of the Securities Intermediary and the Introducing Broker confirms that, as

of the date hereof, its personnel generally responsible for maintaining records of liens or security interests with respect to customer securities accounts have no knowledge of any restraint, security interest, lien or other adverse claim in or to the Account or any item therein and represents and warrants that it will not consent to any further or subsequent security interest or lien while the Secured Party's security interest remains in effect; provided that the Securities Intermediary and the Introducing Broker may retain a subordinated lien in connection with any obligations that Account Holder may have incurred or from time to time may incur to the Securities Intermediary or the Introducing Broker. In addition, each of the Securities Intermediary and the Introducing Broker agrees to use reasonable efforts to notify the Secured Party and the Account Holder in the event it receives any written notice of any lien, encumbrance or adverse claim against the Account or any of the other Collateral.

4. Absent written instructions from the Secured Party to the contrary pursuant to a Notice of Exclusive Control (as defined below), the Account Holder shall be authorized to operate the Account in accordance with the terms of this Control Agreement and the Account Holder's existing Client Agreements with the Introducing Broker and the Securities Intermediary (the "Client Agreements"), subject to Secured Party's security interest in the Collateral. Account Holder may not withdraw or transfer any Collateral from the Account other than in connection with "Permitted Trading." "Permitted Trading" for purposes of this Control Agreement is the right of the Account Holder, or its properly designated investment manager, to sell Collateral in the Account and invest the proceeds of such sale, as well as other cash available in the Account from time to time, in actively traded marketable securities, cash or cash equivalents, so long as such proceeds of such sale, as well as securities, cash and cash equivalents, are credited to the Account and become Collateral. However, the Account Holder hereby acknowledges and agrees that the Secured Party's consent to Permitted Trading in no way constitutes a waiver of any of its rights under the Security Agreement and that it is the obligation of the Account Holder to ensure at all times that the type and amount of the Collateral in the Account meets the maintenance requirements of the Secured Party.

Notwithstanding anything herein to the contrary, within a reasonable period of time, not to exceed two business days, following effectiveness pursuant to Paragraph 9 below of a written notice from the Secured Party to the Securities Intermediary substantially in the form of the sample notice attached as Exhibit A hereto (a "Notice of Exclusive Control"), the Account Holder shall have no right to engage in any further Permitted Trading, and the Securities Intermediary shall not accept or honor any instructions or entitlement orders from or on behalf of the Account Holder in respect of the Account (including without limitation any Permitted Trading), in each case without the prior written consent of the Secured Party. The Securities Intermediary agrees that all property in the Account at any time shall be treated as a financial asset for purposes of the Uniform Commercial Code in effect in New York as of the date thereof.

5. The Account Holder hereby authorizes each of the Introducing Broker and the Securities Intermediary to, and they (or one of them) shall, provide the Secured Party with both account statements and trade confirmations when issued and disclose to the Secured Party such information relative to the Account and the financial assets and credit balances therein as the Secured Party may at any time and from time to time request, and as frequently as Secured Party may require to permit it to monitor the Collateral for compliance with the Security Agreement, in each case without any reference to any further authority for, or inquiry as to the justification for, such disclosure.

6. The Securities Intermediary will comply with all entitlement orders relating to the Account or any financial asset credited thereto originated by the Secured Party without further action or consent by Account Holder or any other person, and will, as frequently as requested in writing by the Secured Party, transfer all available credit balances and financial assets in the Account to such account as may be designated by the Secured Party by wire transfer, depository transfer check, automatic clearing house electronic transfer, or otherwise, as the Secured Party may direct in its sole discretion, and maintain the Account and all financial assets and other items therein as the Secured Party may direct in writing from time to time (including using its best efforts to place or negotiate orders to sell securities in the Account, including but not limited to sell orders pursuant to stock powers issued in favor of the Securities Intermediary, and transferring the proceeds of sale to the Secured Party in accordance herewith). All entitlement orders, instructions, requests and directions of the Secured Party hereunder shall be delivered in the manner set forth in Paragraph 9 hereof.

7. Any security interest in or lien on the Account or other Collateral granted to or otherwise obtained by the Securities Intermediary or the Introducing Broker (including, without limitation, by operation of law) shall be junior and subordinate to the security interest and lien of the Secured Party in and on the Account and the Collateral, as defined in this Control Agreement, regardless of the order of perfecting any such security interest or lien, the filing or absence of filing any financing statement or the taking or failure to take any other action. Each of the Securities Intermediary and the Introducing Broker acknowledges the Secured Party's perfected security interest in the Account and the other Collateral as defined in this Control Agreement, and agrees that, except as provided herein, it will not (i) foreclose upon, sell or otherwise dispose of the Account or any such other Collateral, or exercise any bankers' or other lien or right of setoff or similar right in connection with the Account or any such other Collateral, in each case without the prior written consent of the Secured Party or (ii) receive, accept or apply any proceeds of the Account or any such other Collateral to or on account of any indebtedness or obligation of the Account Holder to it, in each case until the Secured Party has released its security interest in the Account and any such other Collateral; provided, however, that nothing herein shall limit the right of the Securities Intermediary to debit the Account in payment of the then current commissions, charges and other such fees of the Securities Intermediary or the Introducing Broker associated with the Account and due to the Securities Intermediary or the Introducing Broker, as the case may be, and from time to time to debit the Account in an amount equal to the amount of any deposit that the Securities Intermediary has credited to the Account that is thereafter returned to the Securities Intermediary because of insufficient funds or is otherwise unpaid. Neither the Securities Intermediary nor the Introducing Broker shall advance margin or other credit against the Account, nor hypothecate any financial assets or other items carried in the Account, without the prior written consent of the Secured Party. Neither the Securities Intermediary nor the Introducing Broker shall enter into any agreement with any other person or entity related to the Account or any financial asset credited thereto pursuant to which the Securities Intermediary agrees to comply (and the Securities Intermediary shall not comply) with any withdrawal, transfer, payment or redemption instruction, or any other entitlement order or other order, from such person or entity concerning the Account or any financial assets or other items therein, without the prior written consent of the Secured Party, and any such agreement entered into without such consent shall be null and void.

8. The Account Holder, the Secured Party and the Introducing Broker each acknowledge and agree that neither the Securities Intermediary nor the Introducing Broker shall be

held responsible for (i) any decline in the market value of the Collateral or the failure to notify the Account Holder or the Secured Party thereof or (ii) the failure to take any action with respect to the Collateral, except as expressly provided in this Control Agreement, or as instructed by the Secured Party to the Securities Intermediary in accordance with this Control Agreement, and, except as expressly provided in this Control Agreement, this Control Agreement shall not abridge any rights the Securities Intermediary or the Introducing Broker otherwise may have. To the extent that any provisions of this Control Agreement conflict with any provisions of the Client Agreements, the provisions of this Control Agreement shall control.

Except with respect to the obligations and duties expressly provided in this Control Agreement, this Control Agreement shall not impose or create any obligations or duties upon the Securities Intermediary or the Introducing Broker that are greater than or in addition to the usual and customary obligations and duties, if any, of the Securities Intermediary or the Introducing Broker, as applicable, with respect to the Account or the Account Holder. Except as expressly provided in this Control Agreement, neither the Securities Intermediary nor the Introducing Broker shall have any obligation or duty whatsoever to interpret the terms of any other agreements between the Account Holder and the Secured Party or to determine whether any default exists thereunder.

The Account Holder hereby irrevocably authorizes and instructs each of the Securities Intermediary and the Introducing Broker to perform and comply with the terms of this Control Agreement. The Account Holder hereby indemnifies and holds harmless each of the Securities Intermediary and the Introducing Broker (each, an "Indemnified Party") from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including reasonable attorney's fees) and liabilities of every nature and character arising out of or related to this Control Agreement or the transactions contemplated hereby or any actions taken or omitted to be taken by the Indemnified Party hereunder, including, without limitation, claims arising out of the Securities Intermediary's permitting or failing to permit the Account Holder or any other party to withdraw funds from the Account other than in strict compliance with the terms of this Control Agreement, except to the extent directly caused by the Indemnified Party's gross negligence or willful misconduct. The Secured Party shall indemnify and hold harmless the Indemnified Party from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including reasonable attorney's fees) and liabilities of every nature and character that may result by reason of the Indemnified Party complying with instructions or requests of the Secured Party as permitted or required under this Control Agreement, except to the extent directly caused by the Indemnified Party's gross negligence or willful misconduct. The foregoing indemnifications shall survive any termination of this Control Agreement.

The Introducing Broker may transmit to the Securities Intermediary, and the Securities Intermediary may act upon, any instrument or other writing (or, in respect of entitlement orders permitted pursuant to Paragraph 9 below to be transmitted by the Secured Party by phone, such oral communication) believed by the Introducing Broker in good faith to be genuine and to have been signed or presented by a person (or, in the case of an oral communication transmitted by phone, to have been originated by the Secured Party and communicated by a person) purporting to be the authorized representative of the Secured Party or the Account Holder, as the case may be. Neither the Securities Intermediary nor the Introducing Broker shall be liable in connection with the performance or non-performance of its duties hereunder, except for its own gross negligence or willful misconduct. The Securities Intermediary's and the Introducing Broker's duties shall be determined only with

reference to this Control Agreement and applicable laws, and neither the Securities Intermediary nor the Introducing Broker shall be charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement. If in doubt as to its duties and responsibilities hereunder, each of the Securities Intermediary and the Introducing Broker may consult with counsel of its choice and shall be protected in any action taken or omitted to be taken in connection with the advice or opinion of such counsel. Neither the Securities Intermediary nor the Introducing Broker shall have any liability to any party for any incidental, punitive or consequential damages resulting from any breach by such party of its obligations hereunder.

9. Except as provided below, each notice, request or other communication given to any party hereunder shall be in writing and shall be delivered by hand, facsimile, mailed by United States registered or certified first class mail, postage prepaid and return receipt requested, or sent by overnight courier, to such party at its address set forth on the signature page hereof or, in each case, to such other address for notices as any of the parties to this Control Agreement shall last have furnished in writing to the other parties hereto in accordance with this paragraph. Entitlement orders originated by the Secured Party directing the disposition of financial assets held in the Account may also be given by telephone to the personnel responsible for the Account at the Introducing Broker at the telephone number set forth on the signature page hereof; *provided* that the Securities Intermediary shall not be required to act upon any entitlement order directing the transfer of proceeds of such disposition to an account other than the Account absent written notice delivered in the manner provided in the first sentence of this Paragraph 9. Any such notice or communication shall be deemed to have been duly given or made and to have become effective at the time of the receipt thereof by the party to which it is directed at its address specified on the signature page hereof, or when delivery is duly attempted and refused; *provided* that entitlement orders given by telephone pursuant to the second sentence of this Paragraph 9 shall become effective when communicated to the personnel responsible for the Account at the Introducing Broker.

For the avoidance of doubt, all notices, requests and other communications to the Securities Intermediary hereunder (including without limitation any entitlement order originated by the Secured Party, whether written or oral, or any Notice of Exclusive Control) shall be delivered care of the Introducing Broker, and delivery of any such notice, request or other communication to the Introducing Broker in the manner provided above shall constitute delivery to the Securities Intermediary hereunder. The Securities Intermediary shall be under no obligation to act upon any communication unless delivered in accordance with this Paragraph 9.

10. This Control Agreement may not be amended or modified without the prior written consent of the Securities Intermediary, the Introducing Broker, the Account Holder and the Secured Party. This Control Agreement shall continue in full force until delivery of a written notice from the Secured Party to the Securities Intermediary and the Introducing Broker terminating this Control Agreement. Upon receipt of such notice, all obligations of the Securities Intermediary and the Introducing Broker under this Control Agreement shall cease, including without limitation any and all obligations hereunder with respect to the maintenance of the Account. Thereafter, the Securities Intermediary may take such steps as the Account Holder may request to vest full ownership and control of the Account in the Account Holder. This Control Agreement may also be terminated by the Securities Intermediary or the Introducing Broker, in each case upon 60 days written notice to the Secured Party and the Account Holder. Upon such notice, the Secured Party shall provide the Securities Intermediary with written instructions regarding the delivery of the Collateral to a successor

securities intermediary, after which the Securities Intermediary and the Introducing Broker shall have no further obligations under this Control Agreement. All entitlement orders, instructions, requests and directions of the Secured Party hereunder shall be delivered in the manner set forth in Paragraph 9 hereof.

11. No delay or omission on the part of the Secured Party, the Introducing Broker or the Securities Intermediary in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Control Agreement. No waiver of any right under this Control Agreement shall be effective unless in writing and signed by the Secured Party, the Introducing Broker and the Securities Intermediary, and no waiver on one occasion shall be construed as a bar to or waiver of any such right on any other occasion.

12. This Control Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Control Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

13. This Control Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law principles thereof) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Without limiting the generality of the foregoing, in the event the Securities Intermediary ceases to be the clearing broker in respect of the Account and the custodial function in respect of the Account is transferred to the Introducing Broker (a "**Self-Clearing Event**"), all rights and obligations of the Securities Intermediary hereunder shall automatically be transferred and assigned to, and assumed by, Introducing Broker, the Securities Intermediary shall be released from all its obligations under this Agreement upon such transfer, assumption and assignment, and this Agreement shall continue among the Account Holder, the Secured Party and the Introducing Broker serving in the capacity as Securities Intermediary. The foregoing constitutes the consent of all parties to such transfer, assignment and assumption upon a Self-Clearing Event. Upon such Self-Clearing Event, any references herein to rights and obligations of the Introducing Broker and the Securities Intermediary shall be construed so as to account for the fact that both the Introducing Broker and the Securities Intermediary will have become the same party, and all references to the Account shall include any successor custody account on the books of Introducing Broker.

14. This Control Agreement constitutes the entire agreement, and supersedes any prior agreements, of the parties concerning its subject matter. In the event a provision of this Control Agreement is unenforceable, this agreement shall be construed to the extent possible as if the unenforceable provision were omitted.

[Remainder of Page Intentionally Left Blank.]

Please indicate your agreement with the foregoing by signing below and returning

this Control Agreement to the Secured Party.

ACCOUNT HOLDER
Energy Recovery, Inc.

Signature ______________________ Date: 6/28/2011
Authorized Signer: Alex Buehler
Title: Chief Financial Officer
Address: 1717 Doolittle Dr., San Leandro, CA 94577

SECURED PARTY
CITIBANK, N.A.

Signature ______________________ Date: 6/28/11
Authorized Signer: Nanci Dias
Title: Vice President and Senior Relationship Officer
Address: One Sansome Street, 21st floor, San Francisco, CA 94104

SECURITIES INTERMEDIARY
CITIGROUP GLOBAL MARKETS INC.

By: ______________________ Date: 7/1/11
Authorized Signatory
c/o Morgan Stanley Smith Barney LLC

INTRODUCING BROKER
MORGAN STANLEY SMITH BARNEY LLC

By: ______________________ Date: 06/30/2011

Christopher W. Chow
Vice President
Complex Risk Officer
San Francisco Main Complex
MS ID# 690..

Name: David Jernigan
Title: **Complex Manager**
Address: 555 California Street 35th Floor San Francisco CA 94104
Telephone Number: 415.955.1500
Facsimile Number: 415.955.1505

SAMPLE FORM ONLY - DO NOT COMPLETE UNLESS ACCOUNT HOLDER WILL BE DENIED TRADING PRIVILEGES

EXHIBIT A: Form of Notice of Exclusive Control

______________, ____

Citigroup Global Markets Inc.
c/o Morgan Stanley Smith Barney
____
____
Attn.: ____________________

Re: Control Agreement dated [ ]

Ladies and Gentlemen:

Reference is made to the Control Agreement dated _____________ (the "Agreement"; capitalized terms used herein shall have the meanings assigned thereto in the Agreement) among you, us, the Introducing Broker and _________________ (the "Account Holder"). This letter constitutes a Notice of Exclusive Control under the Agreement.

Effective today and continuing until we shall authorize you in writing to do otherwise, you shall no longer accept or honor any instructions from or on behalf of the Account Holder in respect of the Account or any financial assets or credit balances in the Account and, instead, shall only accept and honor our instructions, as further provided in the Agreement.

Very truly yours,

(SECURED PARTY)

[SAMPLE]

By:________________________________
Name:
Title: